Exhibit 99.1

Press Contacts:

Julie Henderson, 21st Century Fox

212-852-7070 | jhenderson@21cf.com

Nathaniel Brown, 21st Century Fox

212-852-7746 | nbrown@21cf.com

In Sydney

Dan Berger, 21st Century Fox

+61-477-71-077 | dberger@21cf.com

Investor Contacts: Reed Nolte, 21st Century Fox 212-852-7092 | rnolte@21cf.com Joe Dorrego, 21st Century Fox 212-852-7856 | jdorrego@21cf.com

21st Century Fox Initiates Process to Remove its Australian Securities Exchange (ASX) Listing Subject to Stockholder Approval

Consolidation of Trading on NASDAQ Stock Market Intended to

Simplify Capital Structure and Enhance Liquidity for the Company’s Common Stock

21st Century Fox Stockholders to Vote on Delisting from the ASX at a Special Meeting Expected in March or April 2014

Company will Facilitate Ability of Current CDI Holders to Remain Stockholders through NASDAQ After Proposed Delisting

New York, NY – January 9, 2014 – 21st Century Fox (NASDAQ: FOX, FOXA; ASX: FOX, FOXLV) today announced that its Board of Directors has authorized the Company to initiate the process to pursue the removal of its full foreign listing on the Australian Securities Exchange (ASX), subject to the approval of the holders of the Company’s Class B Common Stock.

The Company will file today a preliminary proxy statement with the U.S. Securities and Exchange Commission (SEC) for a special meeting of the Company’s stockholders to approve the Company requesting the removal of its listing from the ASX.

The ASX has provided in-principle advice to the Company indicating that it would be likely to remove the Company’s listing from the ASX upon the Company’s submission of a formal request, subject to the Company’s compliance with certain conditions including that holders of CHESS Depositary Interests (CDIs) be sent certain information regarding the proposed delisting.

The Company anticipates that the special meeting of stockholders will be held in March or April 2014 and that, if approved by stockholders and subsequently by the ASX, delisting from the ASX would occur approximately one month thereafter.

Following the removal of the Company’s listing from the ASX, all of 21st Century Fox’s Class A and Class B Common Stock would be listed solely on the NASDAQ Global Select Market (NASDAQ). There would be no changes to the Company’s operations, employees or business as a result of the proposed delisting.

Following the proposed delisting, former ASX-listed stockholders would have the ability to continue to own the Company’s Common Stock through the NASDAQ stock listing. The Company has arranged for former ASX-listed stockholders who become registered holders of the Company’s Common Stock through NASDAQ to be able to use a Direct Registration System (DRS) Sales Facility, which is further described below. The DRS Sales Facility would enable those former ASX-listed stockholders to sell their shares on NASDAQ and have the option of receiving proceeds in Australian dollars. Former ASX-listed stockholders could also sell their shares or buy shares through a licensed U.S. broker.

“Today’s announcement is part of our ongoing agenda to simplify the operating and capital structure of our Company,” said Rupert Murdoch, Chairman and CEO, 21st Century Fox. “Following the separation of our businesses in June last year, 21st Century Fox has only limited operations in Australia, and we believe that consolidating the trading of our stock in the world’s largest equity market would provide improved liquidity to the Company’s stockholders and greater efficiencies for the Company.”

John Nallen, Chief Financial Officer, 21st Century Fox, added, “We value our ASX-listed stockholders and are committed to assisting those who wish to continue holding our stock in transitioning their holdings to NASDAQ following the proposed delisting. Through the conversion of CDIs into Common Stock, our ASX-listed stockholders can choose to retain their investment in the Company via the NASDAQ exchange. For our ASX-listed stockholders who are unable to hold or elect not to hold the Company’s Common Stock via the NASDAQ exchange, we have put in place alternatives to provide them with the time and flexibility to manage their investment as part of the proposed delisting process.”

21st Century Fox believes that the removal of the Company’s listing on the ASX would provide long-term benefits to the Company and its stockholders by:

•	Simplifying the Company’s capital structure as a result of reducing the number of equity pools from four (reflecting the Class A Common Stock and Class B Common Stock, as well as the CDIs that correspond to such classes) to two;

•	Consolidating trading on one exchange, in the world’s largest equity market, which the Company expects will lead to improved liquidity for trading in the Company’s Common Stock, particularly the less actively traded Class B Common Stock;

•	Providing a single securities regulatory regime for the Company which will reduce the Company’s administrative burden and related costs of reporting and compliance; and

•	Resulting in a likely reduction of the ownership of the Company’s Class B Common Stock by non-U.S. stockholders, which, if reduced below the 25% voting foreign ownership threshold under the rules and regulations of the Federal Communications Commission, would enable the Company to eliminate the suspension of voting rights of the Class B Common Stock held by non-U.S. stockholders and restore full voting rights to the Company’s non-U.S. stockholders.

Further details regarding the Company’s rationale for the proposed delisting and related considerations and consequences will be included in the preliminary proxy statement that will be filed by the Company today and will be available on the SEC’s web site at www.sec.gov and at http://investor.21cf.com/sec.cfm.

Approval of the Delisting

As more fully described below, the Company will only request the removal of its listing from the ASX if two separate voting conditions are satisfied:

1.	As required by the Company’s charter, the proposal must be approved by a majority of the outstanding shares of Class B Common Stock entitled to vote, giving effect to the voting suspension over shares of Class B Common Stock held by non-U.S. stockholders.

2.	The Board has also determined to impose an additional voting condition (as described below) which will permit all of the shares of Class B Common Stock held by non-U.S. stockholders to be counted.

The Company will disclose these voting results after the special meeting and, if both voting conditions are satisfied, will proceed as described in the timeline below.

Although the ASX does not require stockholder approval for the Company to request removal of its ASX listing, under the Company’s charter, requesting removal of the listing from the ASX requires the affirmative vote of a majority of the outstanding shares of Class B Common Stock entitled to vote, giving effect to the voting suspension over shares of Class B Common Stock held by non-U.S. stockholders. As of the record date for the Company’s most recent meeting of stockholders, the 2013 Annual Meeting, there were 711,912,688 shares of Class B Common Stock entitled to vote as a result of the 35% voting suspension. The actual number of shares entitled to vote at the special meeting will be included in the Company’s definitive proxy statement. While the Murdoch Family Trust and K. Rupert Murdoch will be entitled to vote on this matter, pursuant to a voting agreement entered into with the Company at the time the suspension was first implemented, they will not vote their shares of Class B Common Stock in excess of 39.4% of the shares of Class B Common Stock that are entitled to vote.

In addition to this required approval, the Board has elected to further condition the request for removal of the ASX listing on the affirmative vote of a majority of the outstanding shares of Class B Common Stock (currently 798,520,953), without giving effect to the voting suspension. For purposes of this further condition, the Murdoch Family Trust and K. Rupert Murdoch, like all other stockholders, will be entitled to provide voting instructions with respect to all of their shares of Class B Common Stock.

If the charter approval and further condition are satisfied, the Company will formally request removal of its ASX listing. As noted above, the ASX has provided in-principle advice to the Company indicating that it would be likely to remove the Company’s listing from the ASX upon the Company’s submission of a formal request, subject to the Company’s compliance with certain conditions including that CDI holders be sent information regarding the proposed delisting. However, there can be no assurance that the removal of the Company’s listing from the ASX will occur.

Expected Timeline

The Company expects that the proposed delisting process, including stockholder and ASX approval, will take approximately three to four months, affording stockholders sufficient time to manage their investment choices ahead of the delisting event taking effect. At this stage it is expected that the proposed delisting process will be concluded in the second quarter of calendar year 2014. The following table sets out an indicative timeline for the proposed delisting process and is subject to change based upon the length of SEC review, if any, of the Company’s preliminary proxy statement. The Company will provide interim updates to this timeline as appropriate.

Approximate Date	Event

January 2014	File preliminary proxy statement with SEC.

February 2014	File definitive proxy statement and mail notice of special meeting.

March/April 2014	Special meeting of stockholders.

Day after Special Meeting	File request for removal of the Company’s full foreign listing with the ASX and expected ASX approval of such request.

April/May 2014

Effective date of suspension in trading of CDIs on the ASX (the “Suspension Date”).

Note: Trading in CDIs on the ASX is permitted up to close of trading on the Suspension Date. CDI holders will not be able to trade their CDIs on the ASX after this date.

April/May 2014

Effective date of removal of the Company from the official list of the ASX will occur a week after the Suspension Date (the “Delisting Date”).

Note: Following the Delisting Date, the Company’s CDI program will end and there will no longer be any CDIs on issue. However, CHESS Depositary Nominees Pty Ltd (CDN) will continue to hold Common Stock on behalf of former CDI holders.

CDI holders’ existing right to convert CDIs into the underlying Common Stock listed on NASDAQ continues until the closing date of the Voluntary Share Sale Facility.

April/May 2014	Opening date of the Voluntary Share Sale Facility whereby each CDI holder can elect to have the underlying shares of Common Stock sold on NASDAQ on behalf of the CDI holder (as described below).

June/July 2014	Closing date of the Voluntary Share Sale Facility.

June/July 2014	Any remaining former CDI holders’ beneficial interests in shares of Company Common Stock will be automatically converted into registered ownership interests in the Company’s Common Stock.

Options available to CDI holders

Holders of CHESS Depositary Interests (CDIs) that trade on the ASX will have four options in respect of the proposed delisting of the Company from the ASX (which investors should carefully consider before deciding what to do with their CDIs). CDI holders should note that if they choose to do nothing then Option 4 will apply. Further details regarding these options will be described in the Company’s proxy statement.

•	Option 1: Sale of CDIs on the ASX on or before the date that the ASX suspends trading in CDIs prior to the proposed delisting.

CDI holders can sell their CDIs on the ASX at any time prior to the close of trading on the Suspension Date by contacting their stockbroker or financial adviser. CDI holders who elect to sell their CDIs on the ASX prior to or on the Suspension Date will be responsible for any costs associated with the sale of their CDIs including any broker commission.

After the Suspension Date, CDI holders will not be able to sell their CDIs on the ASX.

•	Option 2: Voluntary conversion of CDIs into underlying shares of Common Stock.

CDI holders have an existing right to convert their CDIs into the underlying shares of Company Common Stock listed on NASDAQ, with conversions occurring on a 1:1 basis.

CDI holders can convert their CDIs into shares of Company Common Stock at any time before the closing of the Voluntary Share Sale Facility by contacting their broker in Australia or by submitting a Register Removal Request form.

There will be no fees for CDI holders who effect the conversion of CDIs by submitting a Register Removal Request form. However, CDI holders who use a broker to effect the conversion may be charged a fee.

CDI holders who elect to convert their CDIs into the Company’s Common Stock by submitting a Register Removal Request (i.e. not via their broker) will receive their shares in book-entry form in the Direct Registration System (DRS) and be able to sell their shares at a time of their choosing via the DRS Sales Facility described below.

•	Option 3: Participation in a Voluntary Share Sale Facility.

If CDI holders do not proceed with Option 1 or Option 2 and remain registered as the holder of CDIs on the Delisting Date, they will be able to sell the shares underlying their CDIs on NASDAQ through a Company-appointed broker under a Voluntary Share Sale Facility to be arranged by the Company. The Voluntary Share Sale Facility is currently expected to be open for a 2-month period after the Delisting Date. There will be no brokerage commission payable by CDI holders who elect to sell their interest using the Voluntary Share Sale Facility. The sale proceeds (less applicable taxes) will be remitted to the participating CDI holders by the Company’s Australian share registry (Computershare Investor Services Pty Limited) in Australian dollars.

•	Option 4 (default option): No action – registered ownership of shares automatically transferred to the former CDI holder after end of Voluntary Share Sale Facility period.

If CDI holders do nothing (i.e., do not proceed with Option 1, Option 2 or Option 3), then, within approximately five business days following the closing date of the Voluntary Share Sale Facility, their beneficial interests in shares of Company Common Stock will be automatically converted into registered ownership interests in the Company’s Common Stock in their names, with conversions on a 1:1 basis, which may be traded on NASDAQ. CDI holders whose CDIs are automatically converted into the Company’s Common Stock will receive their shares in book-entry form in the DRS and be able to sell their shares at a time of their choosing via the DRS Sales Facility described below.

DRS Sales Facility

The Company has made arrangements to allow eligible former CDI holders to sell their Common Stock under a facility (the “DRS Sales Facility”) operated by Computershare Trust Company N.A., the transfer agent for the Company. Former CDI holders will be eligible to use the DRS Sales Facility if they become registered holders of the Company’s Common Stock and hold their shares in book-entry form through the Direct Registration System (i.e. in their own names) under Option 2 or Option 4 described above. Former CDI holders who elect to convert their CDIs into the Company’s Common Stock via a broker under Option 2 will not be eligible to use the DRS Sales Facility. The DRS Sales Facility will allow eligible stockholders to execute, at their discretion, a sale of all or part of their registered ownership interests in the Company’s Common Stock listed on NASDAQ with the option of receiving proceeds in Australian dollars. There will be fees associated with sales of Common Stock using this facility, which will be required to be paid by participants. Further details on DRS and the DRS Sales Facility will be available in the Company’s proxy statement.

Further information on the matters described above will be available in the preliminary proxy statement that will be filed today by 21st Century Fox and will be available on the SEC’s website at www.sec.gov and at http://investor.21cf.com/sec.cfm.

The Company will make additional information available prior to the special meeting.

About 21st Century Fox

21st Century Fox is the world’s premier portfolio of cable, broadcast, film, pay TV and satellite assets spanning six continents across the globe. Reaching nearly 1.5 billion subscribers in more than 100 local languages every day, 21st Century Fox is home to a global portfolio of cable and broadcasting networks and properties, including FOX, FX, FXX,

FXM, FS1, Fox News Channel, Fox Business Network, Fox Sports, Fox Sports Network, National Geographic Channels, MundoFox, STAR, 28 local television stations in the U.S. and more than 300 channels that comprise Fox International Channels; film studio Twentieth Century Fox Film; and television production studios Twentieth Century Fox Television and Shine Group. The Company also provides premium content to millions of subscribers through its pay-television services in Europe and Asia, including Sky Deutschland, Sky Italia and its equity interests in BSkyB and Tata Sky. For more information about 21st Century Fox, please visit www.21CF.com.

Cautionary Statement Concerning Forward-Looking Statements

This document contains certain “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are based on assumptions and involve known and unknown risks, uncertainties, and other factors, which may cause the actual results or performance or achievements of the Company to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements or information. Where, in any forward-looking statements, we express an expectation or belief as to future results or events, such expectation or belief is based on the current plans and expectations of our management and expressed in good faith and believed to have a reasonable basis, but there can be no assurance that the expectation or belief will result or be achieved or accomplished. The “forward-looking statements” included in this document are made only as of the date of this document and we do not have any obligation to publicly update any “forward-looking statements” to reflect subsequent events or circumstances, except as required by law or regulation.

Participants in the Solicitation

The Company and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of 21st Century Fox in connection with the proposal to approve the Company making a request for removal of its full foreign listing from the ASX. Information about the executive officers and directors of 21st Century Fox and their ownership of 21st Century Fox common stock is set forth in the Schedule 14A and preliminary proxy statement for 21st Century Fox’s special meeting, which will be filed with the Securities and Exchange Commission on January 9, 2014.